CONSENT OF RICHARD WHITE

The undersigned hereby consents to:

(i)
the filing of the disclosure of scientific or technical information concerning mineral projects (the “Technical Disclosure”) in the Annual Report on Form 10-K for the period ended December 31, 2016 (the “10-K”) of Energy Fuels Inc. (the “Company”) filed with the United States Securities and Exchange Commission (the “SEC”);

(ii)	the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-8 Registration Statement being filed with the SEC, and any amendments thereto (the “S-8”); and

(iii)	the use of my name in the 10-K and the S-8.

_/s/Richard White_________
Richard White

Date: March 31, 2017